                                                                  Exhibit 23(a)

           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2008 relating to the financial statements, which appears in Prudential Annuities Life Assurance Corporation's Annual Report on Form 10-K for the year ended December 31, 2007.

New York, New York
June 27, 2008